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                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                       OF NET INCOME PER SHARE - UNAUDITED
                      (In thousands, except per share data)

                                               Thirteen Weeks Ended
                                           ---------------------------
                                           December 29,   December 24,
                                               1996           1995
                                           ------------    -----------

NET INCOME                                      $11,117         $2,862
                                           ------------    -----------
                                           ------------    -----------

NET INCOME PER SHARE -
PRIMARY:

Weighted average common
 shares outstanding                               5,454          5,447

Dilutive effect of stock options
 outstanding after application
 of treasury stock method                           175            176
                                           ------------    -----------
                                                  5,629          5,623
                                           ------------    -----------
                                           ------------    -----------
PRIMARY
NET INCOME PER SHARE                              $1.97           $.51
                                           ------------    -----------
                                           ------------    -----------

NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
 shares outstanding                               5,454          5,447

Dilutive effect of stock options
 outstanding after application
 of treasury stock method                           253            176
                                           ------------    -----------
                                                  5,707          5,623
                                           ------------    -----------
                                           ------------    -----------
FULLY DILUTED
NET INCOME PER SHARE                              $1.95           $.51
                                           ------------    -----------
                                           ------------    -----------